UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2011

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 24, 2011, AmeriGas Partners, L.P. (the "Partnership") announced the expiration and final results of the tender offer with respect to its outstanding 7⅛% Senior Notes due 2016 (the "Notes"). The tender offer expired at 11:59 p.m. New York City time on August 23, 2011, and a total of $306,660,000 in aggregate principal amount of the Notes were validly tendered and accepted for repurchase in the tender offer.

Additionally, the Partnership announced that on August 11, 2011, it issued a notice of redemption for the Notes that had not been tendered as of that date. Holders of the $43,340,000 principal amount of Notes currently outstanding will receive a cash payment of $1,035.63 for each $1,000 principal amount of Notes called for redemption plus accrued and unpaid interest up to, but not including, the redemption date of September 12, 2011.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

99.1 Press Release of AmeriGas Partners, L.P. dated August 24, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

August 24, 2011	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of AmeriGas Partners, L.P. dated August 24, 2011.